CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, D. Gary Fife, President and Chief Executive Officer and William Whittle, Vice President and Treasurer of Big Bear Gold Corporation, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the annual report on Form 10-KSB of Big Bear Gold Corporation for the year ended February 29, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Big Bear Gold Corporation.

Dated: July 15, 2004

/s/ D. Gary Fife
D. Gary Fife, President and Chief Executive Officer
(Principal Executive Officer)

/s/ William Whittle
William Whittle, Vice President and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Big Bear Gold Corporation and will be retained by Big Bear Gold Corporation and furnished to the Securities and Exchange Commission or its staff upon request.